Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-100157) of Kirkland’s, Inc. pertaining to the 1996 Executive and Non-Qualified Stock Option Plan, the 2002 Equity Incentive Plan, the Employee Stock Purchase Plan, and certain outstanding stock options,

(2) Registration Statement (Form S-8 No. 333-189285) of Kirkland’s, Inc. pertaining to the Amended and Restated 2002 Equity Incentive Plan,

(3) Registration Statement (Form S-8 No. 333-232225) of Kirkland's, Inc. pertaining to the Amended and Restated 2002 Equity Incentive Plan; and

(4) Registration Statement (Form S-8 No. 333-281953) of Kirkland's, Inc. pertaining to the Amended and Restated 2002 Equity Incentive Plan;

of our report dated May 2, 2025, with respect to the consolidated financial statements of Kirkland’s, Inc. included in this Annual Report (Form 10-K) of Kirkland’s, Inc. for the fiscal year ended February 1, 2025.

/s/ Ernst & Young LLP

May 2, 2025

Nashville, Tennessee